Exhibit 99.1

Kayne Anderson BDC, Inc. Announces Third Quarter 2026 Earnings Release and Conference Call

CHICAGO--(BUSINESS WIRE)-- Kayne Anderson BDC, Inc. (NYSE: KBDC) (“KBDC”), a business development company externally managed by its investment adviser, KA Credit Advisors, LLC, announced today that it will release its financial results for the third quarter ended September 30, 2026, on Thursday, November 5, 2026, after the close of financial markets. KBDC will host a conference call at 12:00 pm ET on Friday, November 6, 2026, to review its financial results.

All interested parties are invited to participate using the following telephone dial-in or the webcast details

Telephone Dial-in

●	Toll Free: +1 833-461-5787

●	Alternative: +1 585-542-9983

●	Conference ID: 700744934

Conference call registration link - https://events.q4inc.com/attendee/700744934

Participants can pre-register and receive a unique passcode to skip operator assisted entry and dial directly into the earnings call. To avoid potential delays, please join at least 10 minutes prior to the start of the earnings call. Following completion of the call, a replay will be available at the Events & Presentation page of KBDC’s website.

About Kayne Anderson BDC, Inc.

Kayne Anderson BDC, Inc. is a business development company (“BDC”) that invests primarily in first lien senior secured loans, with a secondary focus on unitranche and split-lien loans to middle market companies. KBDC is externally managed by its investment adviser, KA Credit Advisors, LLC, an indirect controlled subsidiary of Kayne Anderson Capital Advisors, L.P., a prominent alternative investment management firm. KBDC has elected to be regulated as a BDC under the Investment Company Act of 1940, as amended (“1940 Act”). KBDC’s investment objective is to generate current income and, to a lesser extent, capital appreciation. For more information, please visit www.kaynebdc.com.

Forward-looking Statements

This press release may contain “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about KBDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond KBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in KBDC’s filings with the SEC. All forward-looking statements speak only as of the date of this press release. KBDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts

Investor Relations
kaynebdc@kaynecapital.com